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                                                                   Exhibit (j.2)


                            POWER OF ATTORNEY WITH
                           RESPECT TO iSHARES TRUST


Know all men by these presents that each of the Trustees of iShares Trust (the "Trust"), whose names and signatures appear below, constitutes and appoints W. John McGuire, Susan C. Mosher, and Danell J. Doty, his or her attorneys-in-fact, with power of substitution, and each of them in any and all capacities, to sign any registration statements and amendments thereto for the Trust and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, his substitute or substitutes, may do or cause to be done by virtue hereof.


                                                               February 15, 2000



/s/ Thomas E. Flanigan                       /s/ Richard K. Lyons
--------------------------                   ------------------------
Name: Thomas E. Flanigan                     Name: Richard K. Lyons



/s/ Nathan Most                              /s/ George G.C. Parker
--------------------------                   ------------------------
Name: Nathan Most                            Name: George G.C. Parker